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  NUMBER                                                           SHARES

RI                                [LOGO]

 COMMON STOCK              ACE * COMM CORPORATION                COMMON STOCK
PAR VALUE $.01                                                  PAR VALUE $.01
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                                                              -----------------
                                                              CUSIP 004404 10 9
                                                              -----------------

This Certifies that



is the record holder of


   FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01, OF

                             ACE * COMM CORPORATION

(hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the transfer agent and registrar.
         A NOTICE OF CERTAIN TRANSFER RESTRICTIONS MAY BE SET FORTH ON THE REVERSE SIDE OF THIS CERTIFICATE. The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.
         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated

        /s/ Loretta L. Rivers      (SEAL)       /s/ George T. Jimenez

              SECRETARY                                 PRESIDENT

COUNTERSIGNED AND REGISTERED:

     REGISTRANT AND TRANSFER COMPANY

BY   Chase Mellon Shareholder Services,    TRANSFER AGENT
                                           AND REGISTRAR


                                         AUTHORIZED SIGNATORY